Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Head of Global Corporate Communications
Investor Relations & Corporate Communications	Take-Two Interactive Software, Inc.
Take-Two Interactive Software, Inc.	(646) 536-2983
(646) 536-3005	Alan.Lewis@take2games.com
Nicole.Shevins@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fourth Quarter and Fiscal Year 2026

$1.58 billion fiscal fourth quarter Net Bookings, above Company's guidance range

$6.72 billion fiscal year 2026 Net Bookings

Initial outlook for fiscal 2027 includes Net Bookings of $8.0 to $8.2 billion

New York, NY – May 21, 2026 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for the fourth quarter of its fiscal year 2026, ended March 31, 2026. For further information, please see the fourth quarter fiscal 2026 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

CEO Comments

Strauss Zelnick, Chairman and CEO of Take-Two Interactive, stated: “Our Fiscal 2026 performance was exceptional and exceeded our initial expectations at every label. We believe Fiscal 2027 will establish new record levels of operating performance driven by the November 19th launch of Grand Theft Auto VI, along with strong execution across our portfolio. We expect to sustain this higher level of scale, generate strong cash flows, and deliver long-term shareholder value as we release our robust development pipeline, continue to optimize our live services and capitalize on new business opportunities.”

Fourth Quarter Fiscal 2026 Financial and Operational Highlights

•Total Net Bookings* were $1.58 billion and were flat compared to last year’s fiscal fourth quarter.
◦Net Bookings from recurrent consumer spending** grew 7% and accounted for 82% of total Net Bookings.
◦The largest contributors to Net Bookings were NBA® 2K26, Grand Theft Auto® Online and Grand Theft Auto V, Toon Blast™, Match Factory!™, Empires & Puzzles™, WWE® 2K26, Color Block Jam™, Red Dead Redemption® 2 and Red Dead Online, Words With Friends™, and Civilization® VII.

•GAAP net revenue was $1.68 billion, compared to $1.58 billion in last year’s fiscal fourth quarter.
◦Recurrent consumer spending** increased 12% and accounted for 81% of total GAAP net revenue.
◦The largest contributors to GAAP net revenue were NBA 2K26 and NBA 2K25, Grand Theft Auto Online and Grand Theft Auto V, Toon Blast, Empires & Puzzles, Match Factory!, Color Block Jam, Red Dead Redemption 2 and Red Dead Online, Words With Friends, Borderlands® 4, and WWE 2K26.

•GAAP net loss was $59.5 million, or $0.32 per share, as compared to $3,726.2 million, or $21.08 per share, for the comparable period last year.

* Net Bookings is our operational metric and defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.
** Recurrent consumer spending is generated from ongoing consumer engagement and includes virtual currency, add-on content, in-game purchases and in-game advertising.

Fourth Quarter Fiscal 2026 Financial Results

The following data is used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business:

	Three Months Ended March 31, 2026
		Financial Data
in millions	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business reorganization	Business acquisition	Other (a)
GAAP
Total net revenue	$1,679.8	(99.5)
Cost of revenue	741.1	(5.3)	(4.7)	(185.4)
Gross profit	938.7	(94.2)	4.7	185.4
Operating expenses	927.8		(73.7)	(15.1)	0.9	(3.2)
(Loss) income from operations	10.9	(94.2)	78.4	200.5	(0.9)	3.2
Interest and other, net	(23.6)	1.2				(0.6)	6.7
(Loss) income before income taxes	(12.7)	(93.0)	78.4	200.5	(0.9)	2.6	6.7

Non-GAAP
EBITDA	243.7	(93.0)	78.4		(0.9)	0.9	6.7

•The above table utilizes a management tax rate of 18%
•Share count used to calculate management reporting diluted net income per share is 186.5 million

(a) Other includes adjustments for (i) the revaluation of the Turkish Lira against the U.S. Dollar and (ii) fair value adjustments related to certain equity investments.

Fiscal Year 2026 Financial and Operational Highlights

•Total Net Bookings* grew 19% to $6.72 billion, as compared to $5.65 billion during last fiscal year.
◦Net Bookings from recurrent consumer spending** grew 17% and accounted for 78% of total Net Bookings.
◦The largest contributors to Net Bookings were NBA 2K26 and NBA 2K25, Grand Theft Auto Online and Grand Theft Auto V, Toon Blast, Match Factory!, Empires & Puzzles, Borderlands 4, Color Block Jam, Red Dead Redemption 2 and Red Dead Online, Words With Friends, and Toy Blast™.

•GAAP net revenue increased 18% to $6.66 billion, as compared to $5.63 billion during last fiscal year.
◦Recurrent consumer spending** increased 16% and accounted for 78% of total GAAP net revenue.

◦The largest contributors to GAAP net revenue were NBA 2K25 and NBA 2K26, Grand Theft Auto Online and Grand Theft Auto V, Toon Blast, Match Factory!, Empires & Puzzles, Color Block Jam, Borderlands 4, Red Dead Redemption 2 and Red Dead Online, and Words With Friends.

•GAAP net loss was $298.2 million, or $1.62 per share, as compared to $4.48 billion, or $25.58 per share, for the comparable period last year.

* Net Bookings is our operational metric and defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.
** Recurrent consumer spending is generated from ongoing consumer engagement and includes virtual currency, add-on content, in-game purchases and in-game advertising.

Fiscal Year 2026 Financial Results

The following data is used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Fiscal Year Ended March 31, 2026
		Financial Data
in millions	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Business reorganization	Amortization of acquired intangibles	Business acquisition	Other (a)
GAAP
Total net revenue	$6,656.4	64.6
Cost of revenue	2,846.7	(3.4)	27.9		(664.9)
Gross profit	3,809.7	68.0	(27.9)		664.9
Operating expenses	3,913.9		(333.2)	4.4	(60.7)	(14.7)
(Loss) income from operations	(104.2)	68.0	305.3	(4.4)	725.6	14.7
Interest and other, net	(93.6)	0.1				11.0	5.3
(Loss) income before income taxes	(197.8)	68.1	305.3	(4.4)	725.6	25.7	5.3

Non-GAAP
EBITDA	760.6	68.1	305.3	(4.4)		18.9	5.3

•The above table utilizes a management tax rate of 18%
•Share count used to calculate management reporting diluted net income per share is 185.6 million

(a) Other includes adjustments for (i) the revaluation of the Turkish Lira against the U.S. Dollar and (ii) fair value adjustments related to certain equity investments.

Outlook for Fiscal Year 2027

Take-Two is providing its initial outlook for the fiscal year ending March 31, 2027 and fiscal first quarter ending June 30, 2026:

Fiscal Year Ending March 31, 2027

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Fiscal Year Ending March 31, 2027
		Financial Data
$ in millions except for per share amounts	Outlook (b)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition & Other
GAAP
Total net revenue	$7,900 to $8,100	$100
Cost of revenue	$3,504 to $3,626	$(10)	$(77)	$(573)
Operating expenses	$4,180 to $4,200		$(350)	$(51)
Interest and other, net	$50				$(3)
Income before income taxes	$166 to $224	$110	$427	$624	$3
Net income	$105 to $141
Diluted net income per share	$0.55 to $0.75
Net cash provided by operating activities	over $1,000
Capital expenditures	approximately $200

Non-GAAP
EBITDA	$1,013 to $1,070	$110	$427

Operational metric
Net Bookings	$8,000 to $8,200

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP and management reporting diluted net income per share is expected to be 189.7 million

(b) The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

Fiscal First Quarter Ending June 30, 2026

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending June 30, 2026
		Financial Data
$ in millions except for per share amounts	Outlook (b)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition & Other
GAAP
Total net revenue	$1,450 to $1,500	$(130)
Cost of revenue	$578 to $594	$(15)	$(1)	$(154)
Operating expenses	$926 to $936		$(70)	$(15)
Interest and other, net	$13				$1
(Loss) income before income taxes	$(67) to $(43)	$(115)	$71	$169	$(1)
Net (loss) income	$(42) to $(27)
Net (loss) income per share	$(0.23) to $(0.15)

Non-GAAP
EBITDA	$155 to $179	$(115)	$71

Operational metric
Net Bookings	$1,320 to $1,370

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP net loss per share is expected to be 186.3 million
•Share count used to calculate management reporting diluted net income per share is expected to be 188.7 million

(b) The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

Key assumptions and dependencies underlying the Company’s outlook include: a continuation of the current economic backdrop; the timely delivery of the titles included in this financial outlook; continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; our ongoing focus on our live services portfolio and new game pipeline; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since January 1, 2026:

Label	Product	Platforms	Release Date
2K	Sid Meier's Civilization VII for Apple Arcade	iOS	February 5, 2026
2K	PGA TOUR 2K25	Switch 2	February 6, 2026
2K	WWE 2K26	PS5, Xbox Series X|S, Switch 2, PC	March 13, 2026

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
2K	NBA 2K27	TBA	September 2026
Rockstar Games	Grand Theft Auto VI	PS5, Xbox Series X|S	November 19, 2026
2K	PGA TOUR 2K27	TBA	TBA
2K	WWE 2K27	TBA	TBA
Zynga	CSR 3	iOS, Android	TBA
Zynga	Top Goal	iOS, Android	TBA
Ghost Story Games	Judas	PS5, Xbox Series X|S, PC	TBA
2K	Project ETHOS	TBA	TBA
2K	BioShock next iteration	TBA	TBA

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (800) 715-9871 or (646) 307-1963 (conference ID: 9711440). A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10-K for the period ended March 31, 2026.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, and Zynga. Our strategy is to create hit entertainment experiences, delivered on every platform relevant to our audience through a variety of sound business models. Our pillars - creativity, innovation, and efficiency - guide us as we strive to create the highest quality, most captivating experiences for our consumers. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements
The statements contained herein, which are not historical facts, including statements relating to Take-Two Interactive Software, Inc.'s ("Take-Two," the "Company," "we," "us," or similar pronouns) outlook, are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," "should," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties, including risks relating to the timely release and significant market acceptance of our games; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; and the ability to maintain acceptable pricing levels on our games.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2026	2025	2026	2025
Net revenue:
Game	$1,568.4	$1,473.8	$6,162.1	$5,167.5
Advertising	111.4	108.7	494.3	466.1
Total net revenue	1,679.8	1,582.5	6,656.4	5,633.6
Cost of revenue:
Product costs	203.2	205.1	863.8	821.1
Game intangibles	184.8	303.0	662.2	811.0
Licenses	119.9	124.7	463.5	365.8
Software development costs and royalties	150.8	(9.7)	439.8	168.1
Internal royalties	82.4	156.1	417.4	405.4
Total cost of revenue	741.1	779.2	2,846.7	2,571.4
Gross profit	938.7	803.3	3,809.7	3,062.2
Selling and marketing	392.2	402.1	1,770.8	1,683.7
Research and development	262.5	297.8	1,074.6	1,005.2
General and administrative	223.8	230.2	874.4	883.3
Depreciation and amortization	50.2	87.8	198.5	229.4
Goodwill impairment	—	3,545.2	—	3,545.2
Business reorganization	(0.9)	17.1	(4.4)	106.5
Total operating expenses	927.8	4,580.2	3,913.9	7,453.3
Income (loss) from operations	10.9	(3,776.9)	(104.2)	(4,391.1)
Interest and other, net	(23.6)	(25.0)	(93.6)	(100.2)
Loss before income taxes	(12.7)	(3,801.9)	(197.8)	(4,491.3)
Provision for (benefit from) income taxes	46.8	(75.7)	100.4	(12.4)
Net loss	$(59.5)	$(3,726.2)	$(298.2)	$(4,478.9)

Loss per share:
Basic and diluted loss per share	$(0.32)	$(21.08)	$(1.62)	$(25.58)
Weighted average shares outstanding
Basic	185.3	176.8	183.9	175.1

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	March 31, 2026	March 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$1,545.5	$1,456.1
Short-term investments	443.8	9.4
Restricted cash and cash equivalents	13.2	14.9
Accounts receivable, net of allowances of $0.9 and $1.6 at March 31, 2026 and 2025, respectively	737.0	771.1
Software development costs and licenses	68.8	80.8
Contract assets	89.7	80.8
Prepaid expenses and other	301.5	402.8
Total current assets	3,199.5	2,815.9
Fixed assets, net	445.4	443.8
Right-of-use assets	334.6	326.1
Software development costs and licenses, net of current portion	2,277.5	1,892.6
Goodwill	1,061.9	1,057.3
Other intangibles, net	1,653.2	2,336.0
Long-term restricted cash and cash equivalents	79.4	88.2
Other assets	331.7	220.8
Total assets	$9,383.2	$9,180.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$211.0	$194.7
Accrued expenses and other current liabilities	1,117.8	1,127.6
Deferred revenue	1,159.9	1,083.5
Lease liabilities	70.1	61.5
Short-term debt, net	30.0	1,148.5
Total current liabilities	2,588.8	3,615.8
Long-term debt, net	2,488.0	2,512.6
Non-current deferred revenue	29.7	25.4
Non-current lease liabilities	370.2	383.3
Non-current software development royalties	84.5	93.6
Deferred tax liabilities, net	182.3	259.6
Other long-term liabilities	128.8	152.7
Total liabilities	$5,872.3	$7,043.0
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized: no shares issued and outstanding at March 31, 2026 and 2025	—	—
Common stock, $0.01 par value, 300.0 and 300.0 shares authorized; 209.1 and 200.8 shares issued and 185.4 and 177.1 outstanding at March 31, 2026 and 2025, respectively	2.1	2.0
Additional paid-in capital	11,953.7	10,312.0
Treasury stock, at cost; 23.7 and 23.7 common shares at March 31, 2026 and 2025, respectively	(1,020.6)	(1,020.6)
Accumulated deficit	(7,357.0)	(7,058.8)
Accumulated other comprehensive loss	(67.3)	(96.9)
Total stockholders' equity	$3,510.9	$2,137.7
Total liabilities and stockholders' equity	$9,383.2	$9,180.7

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Fiscal Year Ended March 31,
	2026	2025
Operating activities:
Net loss	$(298.2)	$(4,478.9)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	412.8	333.8
Stock-based compensation	305.3	324.0
Noncash lease expense	56.2	59.5
Amortization and impairment of intangibles	725.7	922.6
Depreciation	166.4	153.9
Goodwill impairment	—	3,545.2
Interest expense	151.4	167.3
Deferred income taxes	78.0	139.5
Fair value adjustments	12.5	6.9
Other, net	21.4	24.8
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	35.0	(105.0)
Software development costs and licenses	(688.9)	(691.6)
Prepaid expenses, other current and other non-current assets	(66.5)	11.9
Deferred revenue	78.5	6.8
Accounts payable, accrued expenses and other liabilities	(365.3)	(465.9)
Net cash provided by (used in) operating activities	624.3	(45.2)
Investing activities:
Change in bank time deposits	(434.4)	12.6
Purchases of fixed assets	(162.8)	(169.4)
Divestitures	—	32.7
Purchases of long-term investments	(22.0)	(21.1)
Business acquisitions	(2.6)	6.5
Asset acquisitions	(27.4)	(20.3)
Other	—	7.5
Net cash used in investing activities	(649.2)	(151.5)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(2.9)	—
Issuance of common stock	1,247.5	77.3
Payment for settlement of convertible notes	—	(8.3)
Proceeds from issuance of debt	—	598.9
Cost of debt	—	(5.4)
Repayment of debt	(1,150.0)	—
Payment of contingent earn-out consideration	—	(12.0)
Net cash provided by financing activities	94.6	650.5
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	9.2	3.4
Net change in cash, cash equivalents, and restricted cash and cash equivalents	78.9	457.2
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year (1)	1,559.2	1,102.0
Cash, cash equivalents, and restricted cash and cash equivalents, end of period (1)	$1,638.1	$1,559.2
(1) Cash, cash equivalents and restricted cash and cash equivalents shown on our Consolidated Statements of Cash Flow includes amounts in the Cash and cash equivalents, Restricted cash and cash equivalents, and Long-term restricted cash and cash equivalents on our Consolidated Balance Sheet.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$991.7	59%	$946.1	60%
International	688.1	41%	636.4	40%
Total Net revenue	$1,679.8	100%	$1,582.5	100%

Net Bookings by geographic region
United States	$932.7	59%	$961.1	61%
International	647.6	41%	620.4	39%
Total Net Bookings	$1,580.3	100%	$1,581.5	100%

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,635.5	97%	$1,525.6	96%
Physical retail and other	44.3	3%	56.9	4%
Total Net revenue	$1,679.8	100%	$1,582.5	100%

Net Bookings by distribution channel
Digital online	$1,540.3	97%	$1,528.7	97%
Physical retail and other	40.0	3%	52.8	3%
Total Net Bookings	$1,580.3	100%	$1,581.5	100%

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Amount	% of total	Amount	% of total
Net revenue by platform
Mobile	$843.9	50%	$747.7	48%
Console	674.6	40%	591.2	37%
PC and other	161.3	10%	243.6	15%
Total Net revenue	$1,679.8	100%	$1,582.5	100%

Net Bookings by platform
Mobile	$829.1	52%	$730.1	46%
Console	602.1	38%	601.7	38%
PC and other	149.1	10%	249.7	16%
Total Net Bookings	$1,580.3	100%	$1,581.5	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Fiscal Year Ended March 31, 2026		Fiscal Year Ended March 31, 2025
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$3,940.4	59%	$3,406.8	60%
International	2,716.0	41%	2,226.8	40%
Total Net revenue	$6,656.4	100%	$5,633.6	100%

Net Bookings by geographic region
United States	$4,004.9	60%	$3,445.8	61%
International	2,716.1	40%	2,202.2	39%
Total Net Bookings	$6,721.0	100%	$5,648.0	100%

	Fiscal Year Ended March 31, 2026		Fiscal Year Ended March 31, 2025
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$6,459.7	97%	$5,431.8	96%
Physical retail and other	196.7	3%	201.8	4%
Total Net revenue	$6,656.4	100%	$5,633.6	100%

Net Bookings by distribution channel
Digital online	$6,528.3	97%	$5,457.2	97%
Physical retail and other	192.7	3%	190.8	3%
Total Net Bookings	$6,721.0	100%	$5,648.0	100%

	Fiscal Year Ended March 31, 2026		Fiscal Year Ended March 31, 2025
	Amount	% of total	Amount	% of total
Net revenue by platform
Mobile	$3,333.0	50%	$2,942.0	52%
PC and other	2,597.3	39%	2,099.1	37%
Console	726.1	11%	592.5	11%
Total Net revenue	$6,656.4	100%	$5,633.6	100%

Net Bookings by platform
Mobile	$3,300.9	49%	$2,872.0	51%
PC and other	2,687.0	40%	2,167.4	38%
Console	733.1	11%	608.6	11%
Total Net Bookings	$6,721.0	100.0%	$5,648.0	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended March 31, 2026	Net revenue	Cost of revenue- Product costs	Cost of revenue- Game intangibles	Cost of revenue- Licenses	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Selling and marketing
As reported	$1,679.8	$203.2	$184.8	$119.9	$150.8	$82.4	$392.2
Net effect from deferred revenue and related cost of revenue	(99.5)	(1.2)		(0.7)	(3.4)
Stock-based compensation					(4.7)		(21.5)
Amortization of acquired intangibles		(0.6)	(184.8)

Three Months Ended March 31, 2026	Research and development	General and administrative	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$262.5	$223.8	$50.2	(0.9)	$(23.6)
Net effect from deferred revenue and related cost of revenue					1.2
Stock-based compensation	(17.1)	(35.1)
Amortization of acquired intangibles	(7.2)		(7.9)
Acquisition related expenses	(0.4)	(2.8)			(0.6)
Impact of business reorganization				0.9
Other					6.7
Three Months Ended March 31, 2025	Net revenue	Cost of revenue - Product costs	Cost of revenue -Game intangibles	Cost of revenue- Licenses	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Selling and marketing
As reported	$1,582.5	$205.1	$303.0	$124.7	$(9.7)	$156.1	$402.1
Net effect from deferred revenue and related cost of revenue	(1.0)	(1.2)		(1.3)	2.5
Stock-based compensation					(0.8)		(24.3)
Amortization and impairment of acquired intangibles		(0.8)	(303.0)

Three Months Ended March 31, 2025	Research and development	General and administrative	Depreciation and amortization	Business reorganization	Goodwill impairment	Interest and other, net
As reported	$297.8	$230.2	$87.8	$17.1	$3,545.2	$(25.0)
Net effect from deferred revenue and related cost of revenue						1.5
Stock-based compensation	(23.5)	(31.0)
Amortization and impairment of acquired intangibles	(7.2)		(48.1)
Acquisition related expenses	(2.4)	(27.3)			(3,545.2)	3.7
Impact of business reorganization				(17.1)
Other						1.8

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)
Fiscal Year Ended March 31, 2026	Net revenue	Cost of revenue - Product costs	Cost of revenue - Game intangibles	Cost of revenue- Licenses	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Selling and marketing
As reported	$6,656.4	$863.8	$662.2	$463.5	$439.8	$417.4	$1,770.8
Net effect from deferred revenue and related cost of revenue	64.6	(1.8)		(0.1)	(1.5)
Stock-based compensation					27.9		(95.3)
Amortization of acquired intangibles		(2.7)	(662.2)

Fiscal Year Ended March 31, 2026	Research and development	General and administrative	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$1,074.6	$874.4	$198.5	$(4.4)	$(93.6)
Net effect from deferred revenue and related cost of revenue					0.1
Stock-based compensation	(88.9)	(149.0)
Amortization of acquired intangibles	(28.7)		(32.0)
Acquisition related expenses	(1.4)	(13.3)			11.0
Impact of business reorganization				4.4
Other					5.3

Fiscal Year Ended March 31, 2025	Net revenue	Cost of revenue - Product costs	Cost of revenue - Game intangibles	Cost of revenue - Licenses	Cost of revenue- Software development costs and royalties	Cost of revenue - Internal royalties	Selling and marketing
As reported	$5,633.6	$821.1	$811.0	$365.8	$168.1	$405.4	$1,683.7
Net effect from deferred revenue and related cost of revenue	14.4	(0.9)		0.4	2.0
Stock-based compensation					(9.4)		(92.4)
Amortization and impairment of acquired intangibles		(3.2)	(811.0)				(4.1)
Acquisition related expenses							(0.3)

Fiscal Year Ended March 31, 2025	Research and development	General and administrative	Depreciation and amortization	Business reorganization	Goodwill impairment	Interest and other, net
As reported	$1,005.2	$883.3	$229.4	$106.5	$3,545.2	$(100.2)
Net effect from deferred revenue and related cost of revenue						3.5
Stock-based compensation	(99.0)	(123.2)
Amortization and impairment of acquired intangibles	(28.7)		(75.5)
Acquisition related expenses	(3.9)	(89.2)			(3,545.2)	11.7
Impact of business reorganization				(106.5)
Other						15.7

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)
	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2026	2025	2026	2025
Net loss	$(59.5)	$(3,726.2)	$(298.2)	$(4,478.9)
Provision for (benefit from) income taxes	46.8	(75.7)	100.4	(12.4)
Interest expense	13.6	18.9	66.3	68.7
Depreciation and amortization	50.2	87.8	198.5	229.4
Amortization of acquired intangibles	192.6	311.0	693.6	847.0
Goodwill impairment	—	3,545.2	—	3,545.2
EBITDA	$243.7	$161.0	$760.6	$199.1

Outlook
Fiscal Year Ending March 31, 2027
Net income	$105 to $141
Provision for income taxes	$62 to $83
Interest expense	$41
Depreciation	$181
Amortization of acquired intangibles	$624
EBITDA	$1,013 to $1,070

Outlook
Three Months Ended June 30, 2026
Net loss	$(42) to $(27)
Benefit from income taxes	$(25) to $(16)
Interest expense	$10
Depreciation	$43
Amortization of acquired intangibles	$169
EBITDA	$155 to $179